UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): February 16, 2007

ELANDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry of a Material Definitive Agreement.

Financing by Stanford International Bank Ltd.

Effective February 16, 2007, Elandia, Inc. (“Elandia”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Stanford International Bank Ltd., our principal stockholder (“Stanford”), pursuant to which Stanford purchased from Elandia (i) a Convertible Promissory Note in the amount of $25,300,000 (the “Note”); and (ii) a Warrant granting to Stanford, and/or its assigns, the right to purchase up to 1,518,000 shares of common stock in Elandia (the “Warrant”). The Note has a four year term, with all principal being due and payable at maturity, and bears interest at an annual rate of 10%, accruing and payable on the 24-month anniversary of the date of the Note and then quarterly thereafter. The Note will, at the option of Stanford, be convertible, in whole or in part, into shares of Series A Convertible Preferred Stock at an initial conversion price of $5.00 per share, at such time as Elandia authorizes the creation and issuance of shares of Series A Convertible Preferred Stock. The proceeds received by Elandia shall be used solely for the purposes of (i) acquiring a controlling interest in the capital stock of Latin Node, Inc., a Florida corporation (“Latin Node”); (ii) the refinancing of that certain Promissory Note executed by Elandia in favor of Stanford in the amount of $3,300,000; and (iii) general working capital purposes. The Note is secured by the pledge of all of the shares of common stock of Latin Node currently held by Elandia, as more particularly described in a Stock Pledge Agreement entered into simultaneously with the Purchase Agreement, Note and Warrant. The Warrant is exercisable by Stanford and its assigns for seven years and has an exercise price of $5.00 per share.

Pursuant to the terms of the Purchase Agreement, Elandia and Stanford entered into a Registration Rights Agreement pursuant to which Elandia agreed to prepare and file a registration statement with the U.S. Securities and Exchange Commission within 60 days of Stanford’s written request. The Registration Statement will register the resale of the shares of common stock issuable upon conversion of the Note and the Series A Convertible Preferred Stock and exercise of the Warrant.

In consideration for facilitating the investment by Stanford into Elandia and the investment by Elandia into Latin Node, as described below, Stanford Group Company, an affiliate of Stanford (“SGC”) was paid a fee of $2,000,000 as well as warrants granting to SGC, and/or its assigns, the right to purchase up to 200,000 shares of common stock in Elandia. The warrant is exercisable at a price of $5.00 per share and for a term of seven years.

In connection with transaction with Stanford and the consideration paid to SGC, and because Stanford is a significant stockholder of Elandia, Elandia obtained a fairness opinion from vFinance Investments, Inc. as to the fairness, from a financial point of view, of (i) the compensation to be received by SGC for its services in connection with these transactions, (ii) the conversion price of the Note and the exercise price of the Warrants, and the (iii) the number of Warants to be issued to Stanford.

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Loan to Latin Node, Inc.

Effective February 16, 2007, Elandia executed a Credit Agreement (the “Credit Agreement”) with Latin Node and its subsidiaries (collectively, the “Borrower”), pursuant to which Elandia agreed to loan to the Borrower the principal sum of $20,000,000. The Borrower executed a Secured Promissory Note (the “Latin Node Note”) in favor of Elandia for the principal sum of $20,000,000 with interest at an annual rate of 10% maturing on or before the earlier of (i) the fourth anniversary of the execution date of the Latin Node Note (the “Maturity Date”); or (ii) demand by Elandia following refusal by the Federal Communications Commission (“FCC”) to approve the transaction described in the Stock Purchase Agreement (as described below). The Latin Node Note requires that, prior to the Maturity Date, the Borrower pay to Elandia the proceeds received pursuant to the terms of the Stock Purchase Agreement described below, less reasonable and customary closing costs approved by Elandia, and all cash flow generated by the Borrower in excess of the Borrower’s reasonable and customary operating expenses. The Credit Agreement requires that, within 120 days of the closing date of the Credit Agreement, the Borrower must pay down the principal due under the Latin Node Note to no more than $100,000. The Latin Node Note is secured by (i) a security interest in certain of the assets of the Borrower, as more particularly described in a Security Agreement entered into simultaneously with the Credit Agreement and Latin Node Note; and (ii) a pledge and security interest in all stock and securities issued to Latin Node by the entities listed on Schedule A to the Stock Pledge Agreement entered into simultaneously with the Credit Agreement and Latin Node Note (the “Pledge Agreement”), as more particularly described in such Pledge Agreement.

Investment in Latin Node, Inc.

As of February 16, 2007, Elandia, Latin Node, Retail Americas VoIP, LLC, a Delaware limited liability company (“RAV”), and Jorge Granados have executed a Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Elandia will purchase shares of Series A 10% Cumulative Convertible Preferred Stock of Latin Node (the “Series A Preferred Stock”), which shares of stock shall be convertible, in whole or in part, and at a conversion price of $2.50 per share, into shares of common stock of Latin Node representing 80% of the issued and outstanding shares of common stock of Latin Node. The holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two out of three directors of Latin Node. The closing of the Stock Purchase Agreement is subject to, among other things, obtaining the consent of the FCC to the change in control of Latin Node as contemplated by the Stock Purchase Agreement.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transactions. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement, Note, Warrant, Stock Pledge Agreement, Registration, Rights Agreement, Credit Agreement, Latin Node Note, Security Agreement, Pledge Agreement and Stock Purchase Agreement attached as exhibits to this Current Report and incorporated by this reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the Note executed by Elandia in favor of Stanford as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Warrant issued by Elandia in favor of Stanford dated February 16, 2007.

4.2	Registration Rights Agreement dated February 16, 2007, by and among Elandia and Stanford.

10.1	Convertible Note Purchase Agreement dated February 16, 2007, by and among Elandia and Stanford.

10.2	Convertible Promissory Note dated February 16, 2007 issued by Elandia in favor of Stanford.

10.3	Stock Pledge Agreement dated February 16, 2007 by and among Elandia and Stanford.

10.4	Credit Agreement dated February 16, 2007, by and among Elandia and Latin Node; Latin Node, LLC, a Florida limited liability company; Latinode Communications Corporation, a Florida corporation; NSite Software, LLC, a Florida limited liability company; Tropical Star Communications, Inc., a Florida corporation; TS Telecommunications, Inc., a Florida corporation; and Total Solutions Telecom, Inc., a Florida corporation (collectively, the “Latin Node Entities”).

10.5	Secured Promissory Note dated February 16, 2007 issued by the Latin Node Entities and its subsidiaries in favor of Elandia.

10.6	Security Agreement dated February 16, 2007 by and among Elandia and the Latin Node Entities.

10.7	Stock Pledge Agreement dated February 16, 2007 by and among Elandia and the Latin Node Entities.

10.8	Preferred Stock Purchase Agreement dated February 16, 2007 by and among Elandia, Latin Node, RAV, and Jorge Granados.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA, INC.

Dated: February 22, 2007	By:	/s/ Harley L. Rollins
Harley L. Rollins, Chief Financial Officer

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